FORBEARANCE AGREEMENT

This Forbearance Agreement ("Agreement") is entered into as of the 21st day of December, 2012, by and between AMERICAN PATRIOT GOLD, LLC, formerly known as He-Man LLC ("Borrower"), and MAXIMILIAN INVESTORS LLC ("Lender").

BACKGROUND

Borrower and Lender are parties to that certain Loan and Security Agreement dated as of December 14, 2011 (as has been, and may hereafter be, amended, supplemented, restated or replaced from time to time, the "Loan Agreement"). Capitalized terms used without further definition herein shall have the respective meanings set forth in the Loan Agreement.

Various Events of Default have occurred and remain outstanding under the Loan Agreement, including without limitation the failure to pay interest and fees from October 1, 2012 (collectively, the "Existing Defaults").

Borrower has requested that Lender forbear from the exercise of its rights and remedies under the Loan Documents as a result of the occurrence of the Existing Defaults. Lender is willing to grant a forbearance as and only to the extent set forth herein on and in consideration of the terms and conditions hereinafter set forth.

Lender and Borrower desire to set forth their understandings and agreements in writing.

NOW THEREFORE, with the foregoing Background incorporated by reference, the parties hereto, intending to be legally bound, hereby agree as follows:

1.Acknowledgment of Obligations. Borrower hereby acknowledges and confirms that as of the close of business on November 30, 2012, Borrower is indebted to Lender, without defense, deduction, setoff, claim or counterclaim of any kind, under the Loan Agreement and the other Loan Documents in the aggregate principal amount of $8,998,673.36 representing outstanding Loans together with accrued and unpaid interest and fees of $225,472.78 (which excludes sums previously deferred to become due on the Maturity Date) from October 1, 2012 through November 30, 2012, plus continually accruing interest and all fees, costs and expenses, including reasonable attorneys' fees.

1.Forbearance.

a. Commencing as of the date hereof and continuing to the Forbearance Termination Date (the period thereof sometimes referred to as the "Forbearance Period"), Lender shall forbear from taking any enforcement action or exercising any related rights or remedies against Borrower or any collateral security provided by Borrower or any other Person (for the purposes hereof, collectively, the "Facility Security") as a result of the occurrence of the Existing Defaults. As of or at any time after the Forbearance Termination Date and without further action of any kind by Lender and without consent of or notice to Borrower, all forbearance with respect to the Existing Defaults shall, at Lender's option, cease and be of no force and effect and, thereupon or at any time thereafter, Lender may, in its sole and absolute discretion, exercise any and/or all of its rights and remedies against Borrower and any Facility Security. No delay on the part of Lender in enforcing its rights or remedies, notwithstanding the occurrence of the Forbearance Termination Date, shall constitute a waiver of or otherwise prejudice the rights or remedies of Lender. All rights and remedies of Lender are and shall be cumulative and not alternative.

b. The Forbearance Termination Date shall be the date that is the earlier of: (i) the occurrence of an Event of Default ("New Default") under the Loan Agreement other than the specific occurrences listed on Schedule A which gave rise to the Existing Defaults, (ii) any breach of a representation by Borrower under this Agreement or breach or default with respect to any covenant, undertaking or other agreement of Borrower under this Agreement ("Forbearance Default") or (iii) March 1, 2013.

c. By agreeing to forbear from the exercise of its rights and remedies under the terms of this Agreement, Lender does not waive or relinquish any of its rights or remedies with respect to, the Existing Defaults or any other Event(s) of Default which may be outstanding on the date hereof or any Event(s) of Default (New Default of Forbearance Default) which may occur after the date hereof (whether the same or similar to the Existing Defaults or otherwise). The granting of the forbearance hereunder shall not constitute a course of conduct or dealing on behalf of Lender or create any duty or obligation of any kind on Lender's part to grant or extend any further forbearance. Subject to the terms of this Agreement, Lender specifically reserves all rights, options and remedies available to it under the Loan Documents, applicable law or otherwise.

2. Forbearance Conditions.

a. On or before December 17, 2012, Borrower shall provide to the Lender a week to week projection of expected expenses and receipts from December 1, 2012 through the scheduled end of the Forbearance Period, such projection to be itemized on a basis that is acceptable to Lender.

b. Borrower acknowledges and confirms that it is bound by and shall be continue to be bound by the following covenants in the Loan Agreement:

i. All payments from the sale or other disposition of or from the Red Arrow Mine (or other collections or dispositions of Collateral) are to be sent directly by the buyer, mill or other Person acquiring any ore from the Red Arrow Mine directly to the Blocked Account. To the extent Borrower or any operator of the Red Arrow Mine receives any such payments directly, they are to be held in trust for Lender and shall be immediately remitted to the Blocked Account.

ii. On a monthly basis, no later than the first Monday of every month, Lender shall receive a mining report describing the status and progress of mining operations at the Red Arrow Mine, with such itemization as may be acceptable to the Lender.

iii. On a monthly basis, Lender shall receive financial statements with respect to Borrower (including a balance sheet, statement of income, members' equity and cash flow for the month and for the fiscal year to date).

c. In consideration of the agreements and undertakings set forth in this Agreement;

i. Paragraph 2.3(D) in the Loan Agreement is hereby deleted and shall no longer be applicable to the Loan (such deletion not, however, to discharge Borrower's unpaid obligation under such provision up to the date hereof);

ii. Borrower shall not be required to make a cash interest payment to Lender on December 1, 2012 or on January 1, February 1 or March 1, 2013, with the understanding that (A) monthly interest payments shall resume to be due and payable as of April 1, 2013 (for the month of March) and on the first day of each subsequent month (for the respective prior month) and (B) interest continues to accrue from December 1, 2012 and all interest accruing from that date though February 28, 2013 shall be added to the Obligations and

(except as otherwise reduced through application of payments under the terms hereof) shall become due and payable in full on the Maturity Date (or any sooner date on which the Obligations are accelerated under the terms of the Loan Agreement, as amended hereby); and

iii. For and only for the purpose of calculating interest accruing on the Loan, a credit of $1,000,000 shall be established against the Loan as of the date hereof which shall continue in effect during the Forbearance Period, provided that on the date of a disposition by Lender of the stock of Energy Capital Corporation transferred to Lender under a Share Transfer Agreement of even date herewith, (A) all net cash proceeds received by Lender shall be applied to the Obligations (in such order as Lender may determine) and (B) the first $1,000,000 of net cash proceeds therefrom shall be deemed to offset the foregoing credit on a dollar for dollar basis.

d. Nothing contained in this Agreement shall in any way create any obligation or duty upon Lender to make any Advances under the Credit Facility or release any cash collateral that from time to time is deposited in the Blocked Account, it being expressly understood and agreed that the making of Advances and the release of cash collateral has been, is and shall at all times remain discretionary on Lender's part. In addition, Borrower specifically acknowledges that to the extent that Lender may at any time and from time to time elect to make advances or release funds representing cash collateral in the Blocked Account, the making of such advances and/or release of funds in the Blocked Account shall not create any duty or obligation on the Lender's part to continue to do so at any time and shall not change the discretionary nature of the Credit Facility. Without limiting the generality of the foregoing and notwithstanding the creation of the forbearance set forth in this Agreement, the occurrence of the Existing Defaults has terminated any obligation that Lender had, has or may have had to make Advances pursuant to that certain Amendment to Loan and Security Agreement dated August 22, 2012. If Lender elects to consider making Advances or releasing funds from the Blocked Account, Lender shall be entitled to request and receive copies of invoices for Red Arrow Mine expenses supporting the request for funding and shall be entitled (without assuming any duty to do so or any liability to any such third parties) to remit payment (in all events constituting Advances or releases of cash collateral under the Credit Facility) directly to such third parties.

e. Borrower agrees to assist Lender in evaluating, or having an independent consultant acceptable to Lender evaluate, the Red Arrow Mine by providing access to the Red Arrow Mine and related facilities, providing all assays, core drilling samples, historical reports and other support and cooperation in furtherance thereof.

f. Borrower shall immediately have core samples logged, split and sent to be independently assayed under the supervision of David Gonzales and SRK Consulting.

g. In the event that on or prior to March 1, 2013, an amount equal to at least $150,000 is received by Lender or deposited into the Blocked Account by or on behalf of Borrower from a source other than from Red Arrow Mine operations or from other Collateral, for application to the Obligations (first to prior accrued and unpaid interest) then the interest rate on the Loan as of such date and thereafter shall be reduced to 14 % per annum.

h. Borrower acknowledges and agrees that the resolution of any joint venture disagreements is and shall be the responsibility of the joint venture partners, that any budget prepared at any time by or on behalf of either of them is not binding on Lender and does not impose any duty, obligation or responsibility upon Lender, including without limitation any duty or responsibility to acknowledge or approve any particular items in the budget or any duty to provide or consider providing funding for any such items.

3. Collateral. Borrower covenants, confirms and agrees that as security for the repayment of the Obligations, Lender has, and shall continue to have and retain, a continuing perfected lien on and security interest in all of the Collateral subject to no other Liens except for any applicable Permitted Encumbrances. Borrower acknowledge and agree that nothing contained in this Agreement shall in any way negate, impair, limit or alter Lender's rights or priority in such security.

4. Ratification of Existing Financing Documents. This Agreement is incorporated into and made part of the Loan Agreement and the other Loan Documents, the terms and provisions of which, unless expressly modified by this Agreement, are each ratified and confirmed and continue unchanged and in full force and effect. Except to the extent otherwise expressly stated in this Agreement, each undertaking or covenant contained in this Agreement is intended to augment and expand Borrower's undertakings and obligations as well as Lender' rights and not replace or limit any of them.

5. Representations and Warranties. Borrower warrants and represents to Lender that (which representations are a direct inducement for Lender to enter into this Agreement):

a. Reaffirmation. By execution of this Agreement, Borrower reconfirms and restates all warranties, representations and covenants made to Lender under the Loan Agreement and the other Loan Documents as of the date hereof, all of which shall be deemed continuing until all of the Obligations are paid and satisfied in full. All provisions herein related to interest are subject to the potential application of the last sentence of paragraph 2.3 (A) of the Loan Agreement.

b. Authority. The execution and delivery by Borrower of this Agreement and the performance by it of the transactions and agreements herein contained or contemplated (i) are and will be within its powers, (ii) have been authorized by all necessary corporate (or as the case may be limited liability company) action, and (iii) are not and will not be in contravention, breach or violation of any order, decree or judgment of any court or other agency of government, of any applicable law, rule or regulation, or of any indenture, agreement or undertaking to which such Person is a party or by which the Property of such Person is bound or result in the imposition of any lien, charge or encumbrance of any nature on any of the Property of such Person. Except for Borrower's name change, there have been no changes to the organizational and governance documents of Borrower from those provided to Lender on the Closing Date.

c. Enforceability. This Agreement and any other instrument, document or agreement executed and delivered in connection herewith are and will be valid, binding and enforceable in accordance with their respective terms.

d. No Default. No Default or Event of Default is outstanding that is not listed on Schedule A hereto.

6. Effectiveness Conditions. Any undertakings of Lender hereunder are, unless any are waived by Lender in its sole discretion, expressly subject to the following (all documents to be in form and substance satisfactory to Lender):

a. Execution and delivery to Lender of this Agreement by Borrower and Lender.

b. Execution and delivery to Lender of the attached Consent from Rocky V. Emery and Rock Energy Resources, Inc.

7. Miscellaneous

a. Choice of Law. This Agreement shall be deemed a contract made under the laws of the State of New York, and shall be governed by, and construed in accordance with, the laws of the State of New York (excluding its conflict of laws provisions, if such provisions would require application of the laws of another jurisdiction.)

b. Severability. The provisions of this Agreement are to be deemed severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which

shall continue in full force and effect. Section headings in this Agreement are for convenience of reference only and shall not be used to interpret any provision of this Agreement.

c. <u>**WAIVER OF JURY TRIAL**</u>. **TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND LENDER EACH KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHT EACH MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED UPON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, THE LOAN DOCUMENTS, OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF ANY PARTY WITH RESPECT HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO ENTER INTO AND ACCEPT THIS AGREEMENT.**

d. <u>Release</u>. As further consideration for the agreement of Lender to enter into this Agreement, Borrower hereby waives, releases and discharges Lender, all affiliates of Lender and all of the directors, officers, employees, attorneys and agents of Lender from any and all claims, demands, liabilities, loss, expense, actions or causes of action (whether known or unknown, foreseen or unforeseen, matured or contingent) of any kind or nature, arising out of or in any way relating to this Agreement, the Loan Agreement, the other Loan Documents and/or any documents, agreements, instruments, transactions, dealings or other matters connected with this Agreement, the Loan Agreement, the other Loan Documents or the administration thereof, which Borrower had, have or may have arising from events, conditions, breaches, transactions, acts or omissions as of or prior to the date hereof.

e. <u>Payment of Expenses</u>. Borrower shall pay or reimburse Lender for all reasonable attorneys' fees and other expenses incurred by Lender in connection with the analysis, documentation, negotiation and execution of this Agreement, all related documents and the transactions contemplated hereby.

f. <u>No Modification</u>. No modification of this Agreement or of any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

g. <u>Non-Waiver</u>. This Agreement does not obligate Lender to agree to any other forbearance, waiver, extension or modification of any provision of the Loan Agreement or the other Loan Documents and does not constitute a course of conduct or dealing on behalf of Lender or a waiver of any other rights or remedies of Lender except as may be expressly set forth herein.

h. <u>Third Parties</u>. This Agreement shall benefit and bind all successors and permitted assigns of the parties hereto. No rights or claims are intended to be created hereunder for the benefit of any purported third party beneficiary hereof.

i. <u>Counterparts; Telecopied Signatures</u>. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute but one and the same instrument. Any signature delivered by a party by facsimile transmission or PDF shall be deemed to be an original signature hereto.

j. <u>Further Assurances</u>. Borrower shall execute and/or deliver all agreements and documents requested from time to time by Lender to further evidence, implement or carry out the terms and conditions of this Agreement.

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Dated the date and year first written above.

BORROWER:

By: Rocky V Emery
Name: Rocky V Emery
Title: CEO

LENDER:

MAXIMILIAN INVESTORS LLC

By: ______________________
Name: Robert Levy
Title: Portfolio Manager